Exhibit 23.2

Cane Clark LLP				3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Chad Wiener+	Scott P. Doney~	Telephone: 702-312-6255
Facsimile: 702-944-7100
Email: kcane@caneclark.com

We hereby consent to the use of our opinion as an Exhibit to the first amended Registration Statement filed by Oxford Media Corp. on form SB-2 with the Securities and Exchange Commission, and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

November 28, 2005

Very truly yours,

CANE CLARK, LLP

/s/ Kyleen E. Cane
Kyleen E. Cane

*Licensed Nevada, California, Washington and Hawaii Bars;
^ Nevada, Colorado and District of Columbia Bars
+ Illinois, Nevada and Wisconsin State Bars ~Nevada